Exhibit 99.1

Cerus Corporation Announces Second Quarter 2024 Financial Results and Increases Full-Year 2024 Product Revenue Guidance Range

First Half of 2024 Product Revenue Increased 20% from Prior Year Period

Increasing Full-Year 2024 Product Revenue Guidance Range from $172-175 Million to $175-178 Million

CONCORD, CA, August 1, 2024 - Cerus Corporation (Nasdaq: CERS) today announced financial results for its second quarter and six months ended June 30, 2024.

Total revenue for the three and six months ended June 30, 2024 was comprised of (in thousands, except %):

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2024	2023	$	%	2024	2023	$	%
Product Revenue	$45,079	$38,853	$6,226	16%	$83,444	$69,827	$13,617	20%
Government Contract Revenue	5,440	8,875	(3,435)	-39%	10,470	16,377	(5,907)	-36%
Total Revenue	$50,519	$47,728	$2,791	6%	$93,914	$86,204	$7,710	9%

Recent highlights include:

•
Advanced efforts to expand the U.S. manufacturing capacity for INTERCEPT Fibrinogen Complex (IFC).
•
Achievement of 100% adoption of INTERCEPT platelets by Canadian Blood Services, resulting in the pathogen inactivation of the majority of platelets in Canada.
•
Narrowed GAAP net loss attributable to Cerus Corporation to $5.8 million and generated non-GAAP adjusted EBITDA of $0.8 million for the second quarter.
•
Generated positive operating cash flows for the second straight quarter of 2024 bringing year-to-date positive operating cash flows to $2.4 million.
•
Cash and cash equivalents and short-term investments were $71.2 million at June 30, 2024.
•
The Company is increasing its full-year 2024 annual product revenue guidance range from $172-175 million to $175-178 million which includes $8-10 million for IFC.
•
The Company continues to expect future improvements to GAAP net loss attributable to Cerus Corporation for the full-year 2024 and remains committed to adjusted EBITDA breakeven for the full-year 2024.

“We are very pleased to post another strong quarter to continue our growth trajectory in 2024. North American sales in our platelet business led the way, including both organic U.S. sales growth and 100% adoption by Canadian Blood Services. Given our expectations for continued momentum in the business, we are raising our full-year 2024 product revenue guidance today,” stated William “Obi” Greenman, Cerus’ president and chief executive officer. “Our IFC business is accelerating with respect to the increasing recognition of its pivotal early role in the care of bleeding patients and its improved operational ease of use for hospital transfusion services. Two recent publications spotlighting the hospital experience with IFC document these benefits well, and there are expanding numbers of hospital case studies being presented at upcoming conferences, including the AABB Annual Meeting in the fall.”

“We are also extremely pleased with our execution to date on key financial measures that we discussed at the beginning of the year, namely adjusted EBITDA and operating cash flows,” continued Greenman. “We will continue our efforts to improve on these metrics during the back half of 2024, which is expected to help further strengthen our financial position.”

Revenue

Product revenue during the second quarter of 2024 was $45.1 million, compared to $38.9 million during the prior year period. This year-over-year increase of 16% was driven primarily by growth in our platelets business, particularly in North America. Second-quarter product revenue included sales of IFC, which were $2.0 million, up from $1.4 million during the prior year period.

Second-quarter 2024 government contract revenue was $5.4 million, compared to $8.9 million during the prior year period. Our government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Blood Cells (RBCs) as well as efforts related to the development of next-generation pathogen reduction technology to treat whole blood and development of a lyophilized IFC. Reported government contract revenue during the second quarter of 2024 decreased versus the prior year period, primarily due to completion of the U.S. Phase 3 ReCePI clinical trial for INTERCEPT RBCs.

Product Gross Profit & Margin

Product gross profit for the second quarter of 2024 was $24.7 million, increasing by 16% over the prior year period. Product gross margin for the second quarter of 2024 was relatively stable year over year at 54.7% compared to 54.9% for the second quarter of 2023. Absent any unanticipated factor, we expect product gross margin levels will remain relatively consistent with second-quarter 2024 levels for the duration of 2024.

Operating Expenses

Total operating expenses for the second quarter of 2024 were $33.9 million, compared to $41.9 million for the same period of the prior year, reflecting a year-over-year decrease of 19%. This decline resulted from year-over-year decreases in both R&D and selling, general and administrative (SG&A) expenses, driven by the restructuring implemented in the second quarter of 2023, as well as completion of key initiatives by the Company.

R&D expenses for the second quarter of 2024 were $15.0 million, compared to $19.2 million for the second quarter of 2023. The primary drivers for the decrease in R&D expenses were the restructuring implemented in the second quarter of last year and the completion of the Company’s ReCePI trial in the first quarter of 2024.

SG&A expenses narrowed for the second quarter of 2024 and totaled $19.0 million, compared to $20.5 million for the second quarter of 2023. The primary driver for the decrease in SG&A expenses was again the restructuring implemented in the second quarter of last year.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the second quarter of 2024 was $5.8 million, or $0.03 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $13.3 million, or $0.07 per basic and diluted share, for the second quarter of 2023. Net loss attributable to Cerus Corporation for the first half of 2024 was $15.5 million, compared to a net loss attributable to Cerus Corporation of $28.9 million for the first half of 2023.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the second quarter of 2024 was $0.8 million, compared to a loss of $4.7 million for the second quarter of 2023. Non-GAAP adjusted EBITDA narrowed to a loss of $1.9 million for the first half of 2024, compared to a loss of $14.5 million for the first half of 2023. The Company continues to focus on achieving non-GAAP adjusted EBITDA breakeven for the full-year 2024 period as a whole. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet & Cash Flows

At June 30, 2024, the Company had cash and cash equivalents and short-term investments of $71.2 million, compared to $65.9 at December 31, 2023.

As of June 30, 2024, the Company had $65.0 million outstanding on its term loan and $18.8 million drawn on its revolving credit facility which represents a payback of $1.2 million for the quarter. The Company’s revolving line of credit allows for an additional $16.2 million.

For the second quarter of 2024, the Company generated positive cash flows of $0.4 million from operations compared to cash used in operations of $7.6 million during the prior year period. These improvements were in line with the Company’s expectations and will continue to be a focus area going forward.

Increasing 2024 Product Revenue Guidance

Given the strong performance in the first half and continued growing conviction around IFC demand, the Company expects full-year 2024 product revenue will be in the range of $175 million to $178 million, representing increased growth expectations of approximately 12-14% over full-year 2023 results. Previously, the Company’s 2024 product revenue guidance range was $172 million to $175 million. The Company is reiterating full-year 2024 IFC revenue guidance of $8 million to $10 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through August 22, 2024.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ 2024 annual product revenue guidance and related expectation for product revenue growth for 2024; Cerus’ expectation for full-year 2024 non-GAAP adjusted EBITDA breakeven; Cerus’ expectations with respect to product revenue gross margin in 2024; Cerus’ expectation for the return to growth of its platelets and plasma business and increasing contribution from its INTERCEPT Fibrinogen Complex (IFC) business; Cerus’ ability to expand the U.S. manufacturing capacity for IFC; Cerus’ focus on achieving positive operating cash flows for the balance of 2024; Cerus continuing to have access to $16.2 million under its revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2024 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from new product offerings, including extended shelf life platelet processing sets, or its pipeline product candidates; risks associated with macroeconomic developments, including ongoing military conflicts in Ukraine and Israel and the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) any changes to the INTERCEPT platelet processing sets may require additional aging and stability data in order to satisfy regulators and maintain historical label claims; (c) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (d) Cerus’ planned modular premarket approval (PMA) submission for INTERCEPT RBCs may not be accepted by the FDA for review in a timely manner or at all or, if accepted for review, may not be approved by the FDA in a timely manner or at all, (e) Cerus may be unable to obtain CE Mark approval of INTERCEPT RBCs in a timely manner or at all, and (f) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs, including INTERCEPT RBCs, and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from military conflicts, the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflicts in Ukraine and Israel, rising interest rates, inflation and the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, including as it relates to Cerus’ 2024 annual product revenue guidance, its expectations for 2024 non-GAAP adjusted EBITDA, and Cerus potentially achieving profitability; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 2, 2024. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, (x) revenue and direct costs associated with our government contracts and (xi) restructuring charges. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Investors should note that Cerus has not provided a reconciliation of anticipated non-GAAP adjusted EBITDA for the year ending December 31, 2024 to projected GAAP net loss attributable to Cerus Corporation for the year ending December 31, 2024 because certain items such as share-based compensation that are components of GAAP net loss attributable to Cerus Corporation cannot be reasonably projected due to the significant impact of changes in Cerus’ stock price and other factors. These components of GAAP net loss attributable to Cerus Corporation could significantly impact the reported GAAP net loss attributable to Cerus Corporation.

Contact:

Jessica Hanover – Vice President, Corporate Affairs

Cerus Corporation

925-288-6137

Supplemental Tables

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2024 vs. 2023	2024 v. 2023
Platelet Kit Growth
North America	17%	28%
International	7%	1%
Worldwide	14%	20%
Change in Calculated Number of Treatable Platelet Doses
North America	21%	32%
International	11%	5%
Worldwide	18%	22%

* Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

Cerus Corporation

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2024	2023	$	%	2024	2023	$	%
North America	$30,796	$24,477	$6,319	26%	$56,269	$41,094	$15,175	37%
Europe, Middle East and Africa	13,725	13,533	192	1%	26,439	27,561	(1,122)	-4%
Other	558	843	(285)	-34%	736	1,172	(436)	-37%
Total product revenue	$45,079	$38,853	$6,226	16%	$83,444	$69,827	$13,617	20%

CERUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Product revenue	$45,079	$38,853	$83,444	$69,827
Cost of product revenue	20,413	17,515	37,506	31,202
Gross profit on product revenue	24,666	21,338	45,938	38,625
Government contract revenue	5,440	8,875	10,470	16,377
Operating expenses:
Research and development	14,969	19,184	29,451	36,568
Selling, general and administrative	18,973	20,541	38,772	42,092
Restructuring	-	2,128	-	2,128
Total operating expenses	33,942	41,853	68,223	80,788
Loss from operations	(3,836)	(11,640)	(11,815)	(25,786)
Total non-operating expense, net	(1,995)	(1,593)	(3,632)	(3,011)
Loss before income taxes	(5,831)	(13,233)	(15,447)	(28,797)
(Benefit from) provision for income taxes	(56)	98	18	175
Net loss	(5,775)	(13,331)	(15,465)	(28,972)
Net loss attributable to noncontrolling interest	-	(56)	(2)	(78)
Net loss attributable to Cerus Corporation	$(5,775)	$(13,275)	$(15,463)	$(28,894)
Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.03)	$(0.07)	$(0.08)	$(0.16)
Weighted average shares outstanding:
Basic and diluted	184,982	180,611	183,536	179,449

Cerus Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$12,402	$11,647
Short-term investments	58,792	54,205
Accounts receivable, net	23,740	35,500
Current inventories	36,290	39,868
Prepaid and other current assets	3,806	3,221
Total current assets	135,030	144,441
Non-current assets:
Property and equipment, net	7,781	8,640
Operating lease right-of-use assets	9,581	10,713
Goodwill	1,316	1,316
Non-current inventories	16,801	19,501
Other assets and restricted cash	14,987	13,137
Total assets	$185,496	$197,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,787	$43,067
Debt – current	18,782	20,000
Operating lease liabilities – current	2,219	2,452
Deferred revenue – current	1,096	2,002
Total current liabilities	53,884	67,521
Non-current liabilities:
Debt – non-current	64,840	59,796
Operating lease liabilities – non-current	12,851	13,751
Other non-current liabilities	3,620	3,236
Total liabilities	135,195	144,304
Stockholders' equity:	49,509	52,650
Noncontrolling interest	792	794
Total liabilities and stockholders' equity	$185,496	$197,748

CERUS CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2024	2023	2024	2023
Net loss attributable to Cerus Corporation	$(5,775)	$(13,275)	$(15,463)	$(28,894)

Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	-	(56)	(2)	(78)
(Benefit from) provision for income taxes	(56)	98	18	175
Total non-operating expense, net (i)	1,995	1,593	3,632	3,011
Loss from operations	(3,836)	(11,640)	(11,815)	(25,786)

Adjustments to loss from operations:
Operating depreciation and amortization	1,127	1,164	2,344	2,170
Government contract revenue (ii)	(5,440)	(8,875)	(10,470)	(16,377)
Direct expenses attributable to government contracts (iii)	3,250	6,633	6,475	11,809
Share-based compensation (iv)	5,678	5,720	11,533	11,389
Costs attributable to noncontrolling interest (v)	-	130	3	173
Restructuring(vi)	-	2,128	-	2,128
Non-GAAP adjusted EBITDA	$779	$(4,740)	$(1,930)	$(14,494)

i. Includes interest income/expense and foreign exchange gains/losses.

ii. Represents revenue related to the cost reimbursement provisions under our government contracts.

iii. Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv. Represents non-cash stock-based compensation.

v. Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.

vi. Represents costs associated with the Company’s restructuring plan implemented in June 2023.